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                                                                    EXHIBIT 10.2

                       AMENDMENT NO. 3 TO LOAN AGREEMENT


          AMENDMENT NO. 3 TO LOAN AND LETTER OF CREDIT REIMBURSEMENT AGREEMENT, dated as of April 8, 1998 (the "Amendment") by and between ABC RAIL PRODUCTS CORPORATION, a Delaware corporation (the "Borrower") and CREDITANSTALT CORPORATE FINANCE, INC., a Delaware corporation ("CCF").

                                  WITNESSETH:

          WHEREAS, the Borrower and CCF have heretofore entered into a Loan and Letter of Credit Reimbursement Agreement, dated July 20, 1995, (as amended by amendments dated as of September 29, 1995 and September 30, 1996 and as hereafter amended, modified or supplemented, the "Credit Agreement"); and

          WHEREAS, the Borrower and CCF desire to amend the Credit Agreement as hereinafter set forth:

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Defined Terms. As used herein, all terms which are defined in the Credit Agreement shall have the same meanings herein.

          2. Amendment of Section 6.9. Section 6.9 of the Credit Agreement is hereby amended by substituting the ratio "2.5:1.0" for the ratio "4.5:1.0" listed for the Minimum Total Interest Coverage Ratio set forth in the schedule for the period August 1, 1997 and thereafter.

          3. Representations. The Borrower hereby represents and warrants to CCF that, as of the execution and delivery hereof and after giving effect to the
Amendment:

               (a)  There exists no Default or Event of Default;

               (b) All representations and warranties contained in the Credit Agreement (as amended by this Amendment) and in the other Financing Documents are true and correct in all material respects with the same effect as if those such representations and warranties had been made on and as of such date; and

               (c) the execution, delivery and performance by the Borrower of each Financing Document and the consummation of the transactions contemplated thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's certificate of incorporation or by-laws or (ii) any law, rule, regulation
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                    (including, without limitation, Regulations U and X of the
                    Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award or any contractual restriction binding on or affecting the Borrower or any of its properties and do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties.

          4. Conditions. This Amendment shall become effective upon the date (the "Effective Date") when:

               (a) this Amendment shall have been executed by CCF and the Borrower and CCF shall have received evidence satisfactory to it of such execution;

               (b) the Borrower shall have paid to CCF in immediately available funds all amounts that shall be due in reimbursement of the costs and out-of-pocket expenses of CCF (including, without limitation, legal fees and expenses incurred and estimated to be incurred prior to the Effective Date in connection with the negotiation, preparation, execution and delivery of this Amendment); and

               (c) CCF shall have received a certificate executed by the Chairman, the President, Chief Financial Officer or Treasurer of the Borrower dated the Effective Date certifying that the representations set forth in subsection 3 are true and correct and that the Borrower shall have complied and shall then be in compliance with all of the terms, covenants and conditions of the Credit Agreement; and

          5. Full Force and Effect. Except to the extent hereby amended, the Credit Agreement and each of the Financing Documents remain in full force and effect and are hereby ratified and affirmed.

          6.  Expenses.  The Borrower agrees that its obligations set forth in
Section 9.1 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment.

          7. Limited Waiver; References to Credit Agreement. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

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          8.  Counterparts.  This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and which taken together shall constitute but one and the same instrument.

          9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.

                              ABC RAIL PRODUCTS CORPORATION

                                  /s/ CHARLES E. SELF
                              By:_____________________________________
                                    Title: CORPORATE TREASURER

                              CREDITANSTALT CORPORATE FINANCE, INC.

                                  /s/ M. ROY GOSSE
                              By:_____________________________________
                                    Title: VICE PRESIDENT

                                  /s/ W.J. DESMOND
                              By:_____________________________________
                                    Title: VICE PRESIDENT

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